EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Expedia, Inc. Reports Record Revenue
and Earnings for First Quarter

•	Gross bookings rose to $1.1 billion, up 64% year-over-year.

•	Revenue rose to $116 million, up 103% year-over-year.

•	After-tax adjusted earnings rose to $28.4 million, or 46 cents per diluted share.

•	Vacation packages gross bookings rose 320% to $164 million.

•	Expedia became the largest seller of merchant rooms, recording 1.6 million stayed merchant room-nights, up 224% from the year-ago period and 36% sequentially.

BELLEVUE, Washington—April 23, 2002—Expedia, Inc. (NASDAQ: EXPE) today reported record adjusted earnings of $28.4 million or 46 cents per diluted share and pre-tax adjusted earnings of $33 million, or 54 cents per diluted share, for the first quarter ended March 31, 2002. For the year-ago period, adjusted earnings on both a pre- and post-tax basis were $4.4 million, or 8 cents per diluted share. The company reported net income for the quarter on a GAAP basis of $5.7 million, or 9 cents per diluted share, on 61.4 million diluted shares. This compares with a net loss of $17.6 million, or 37 cents per share, for the quarter ended March 31, 2001.

Gross bookings were $1.1 billion, an increase of more than $425 million over the year-ago quarter. The Company also reported record quarterly revenue of $116 million, more than doubling year-ago revenue and an increase of 42% sequentially. Merchant revenue more than quadrupled over year-ago levels and rose 68% sequentially to $57.7 million on the strength of sales of Expedia® Vacation packages, Expedia® Special Rate hotels and Classic Custom Vacations® packages. Agency revenue rose 55% year-over-year and 22% sequentially to $51.7 million. Gross profit rose to $80.9 million, up 107% year-over-year and 45% sequentially. The company reported 2 million total room nights stayed in the quarter, including 1.6 million merchant room nights.

“These numbers are the result of consumers and suppliers embracing the travel marketplace we have built at Expedia and the success of our technology-driven and diversified business plan,” said Richard Barton, president and CEO of Expedia, Inc. “In particular, this quarter we saw our dynamic packaging business really hit its stride. We sold $164 million in

Expedia Vacations as our Expert Searching and Pricing platform enabled our travelers to custom-build their trips, choose from a broad selection of quality brands and get great values.”

The company’s reported results included 22 days of bookings, revenue and earnings from Classic Custom Vacations, which Expedia acquired on March 9, 2002. Classic contributed $18 million in gross bookings, $5.6 million in revenue and $0.8 million in pre-tax adjusted earnings.

“This financial performance reflects record results across all significant line items,” said Gregory S. Stanger, senior vice president and CFO. “In addition, we continued to diversify our business model, with merchant revenues exceeding agency revenues for the first time.”

The company also reported a non-cash provision for income taxes of $4.6 million in the quarter. In addition, net income reflected approximately $9.9 million in non-recurring expenses related to the USA Networks, Inc. merger during the quarter.

Cash flow from operations in the quarter was $122 million in large part due to a significant increase in deferred merchant bookings. Expedia ended the March quarter with $365 million in cash, compared with $238 million at the end of the December quarter.

Following completion of the merger transaction with USA Networks, Inc. early in February, Expedia shifted to a fiscal year ending December 31st. Commentary related to the company’s previously published summary operating budget for 2002 is included in Exhibit 4 to this press release.

Additional financial highlights:

•	Expedia shareholders approved a merger transaction in which USA Networks, Inc. became the controlling shareholder of Expedia. The transaction was completed February 4, 2002.

•
Expedia acquired substantially all of the assets and liabilities of Classic Custom Vacations in exchange for a total of $1 million in cash, $47 million in proceeds from a private placement of common stock with USA, and the assumption of approximately $30 million in net liabilities. Classic Custom Vacations is a leading wholesaler of premiere vacation packages in destinations such as Hawaii, Mexico, Europe and the Caribbean.

•
USA Networks, Inc. purchased 936,815 shares of Expedia common stock for $47 million, or $50.17 per share. The proceeds were used to retire the outstanding debt of Classic Vacation Group, Inc., as part of the acquisition of Class Custom Vacations.

Recent operating highlights:

•
Expedia signed enhanced marketing agreements with major airlines including Continental Airlines, Delta Airlines and Alaska Airlines, providing consumers with values such as exclusive promotions, better deals within packages, discounted fares and more.

•
Expedia’s WWTE continued its growth. In January, Expedia launched WWTE with Frontier Airlines for hotel and car. In February, British Airways became the first international partner to have local language private-label versions of Expedia’s lodging services on its US, UK, French and German sites.

•
Expedia.com® launched the Walt Disney World Resort store, a one-stop shop where travelers can create vacation packages to the Orlando area, including stays at Walt Disney World Resort Hotels and theme park tickets.

•	During the quarter, Expedia.com expanded its distribution with new relationships as the primary travel partner on the Excite and iWon websites.

About Expedia, Inc.

Expedia, Inc. (NASDAQ: EXPE) is the world’s leading online travel service and was the seventh largest travel agency in the United States in 2001. To meet the needs of travelers around the globe, it operates Expedia.com in the United States and localized versions throughout Europe and Canada. Expedia.com helps travelers travel right with a wide variety of travel products and services, such as Expedia® Special Rate hotels and vacation rentals with the guaranteed lowest prices. Expedia operates Classic Custom Vacations, Inc., a leading wholesaler of premiere vacation packages to destinations such as Hawaii, Mexico, Europe and the Caribbean. Travelscape, Inc., wholly owned by Expedia, also operates as WWTE, a private-label online travel business that supplies car and hotel inventory to third parties. Expedia is a majority-owned subsidiary of USA Networks, Inc.’s (NASDAQ: USAI) Interactive Group.

Notes on Attached Exhibits

•	Exhibit 1 outlines the March 31, 2002, Statements of Operations for Expedia, Inc. after consolidation of our subsidiaries as compared with the prior-year numbers.

•	Exhibit 2 outlines key operating metrics for Expedia, Inc. and its subsidiaries.

•	Exhibit 3 presents a condensed balance sheet.

•	Exhibit 4 outlines the company’s outlook for the rest of 2002 and commentary to the company’s previously published summary operating budget.

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This press release contains forward-looking statements relating to future events or future financial performance that involve risks and uncertainties. Such statements can be identified by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of such terms or comparable terms. These statements are only predictions and actual results could differ materially from those anticipated in these statements based upon a number of factors including final adjustments made in closing the quarter and those identified in the Company’s filings with the SEC.

Expedia, Expedia.com and the Expedia logo are either registered trademarks or trademarks of Expedia, Inc. in the U.S., Canada and/or other countries. The names of actual companies and products mentioned herein may be trademarks of their respective owners.

For investor information about Expedia, Inc.:

Marj Charlier, Director of Investor Relations, (425) 564-7666
or call our Investor Relations team at (425) 564-7233

For more information, press only:

Darcy Bretz, Edelman Public Relations, (312) 240-2619
darcy.bretz@edelman.com or visit http://expedia.com/daily/press

Exhibit 1

EXPEDIA, INC.

STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31, 2001				Three Months Ended March 31, 2002
	GAAP	Adjustments		Adjusted	GAAP	Adjustments		Adjusted
					(A)
Revenues:
Agency	$33,349			$33,349	$51,741			$51,741
Merchant(B)	14,294			14,294	57,650			57,650
Advertising and other	9,579			9,579	6,615			6,615

Total revenues	57,222	—		57,222	116,006	—		116,006

Cost of revenues:
Agency	14,220			14,220	19,503			19,503
Merchant(B)	3,079			3,079	14,793			14,793
Advertising and other	786			786	848			848

Total cost of revenues	18,085	—		18,085	35,144	—		35,144

Gross profit	39,137	—		39,137	80,862	—		80,862
Gross profit %	68.4%			68.4%	69.7%			69.7%
Operating expenses:
Product development	6,289			6,289	8,727			8,727
Sales and marketing	24,783			24,783	34,836	(1,488	)(E)	33,348
General and administrative	5,240			5,240	8,241			8,241
Amortization of goodwill and intangibles	15,532	(15,532	)(C)	—	8,768	(8,768	)(C)	—
Recognition of stock-based compensation	6,477	(6,477	)(D)	—	2,537	(2,537	)(D)	—

Total operating expenses	58,321	(22,009)		36,312	63,109	(12,793)		50,316

Income (loss) from operations	(19,184)	22,009		2,825	17,753	12,793		30,546
Net interest income and other	1,566			1,566	2,683			2,683
Share of Joint Venture net loss	—			—	(247)			(247)
Non-recurring charge—USAI merger-related expense	—	—		—	(9,860)	9,860	(F)	—

Pretax income (loss)	(17,618)	22,009		4,391	10,329	22,653		32,982
Provision for income taxes	—			—	(4,614)			(4,614)

NET INCOME (LOSS)	$(17,618)	$22,009		$4,391	$5,715	$22,653		$28,368

Net interest income and other				(1,566)				(2,683)
Provision for income taxes				—				4,614
Depreciation and amortization				1,714				4,003
Share of Joint Venture net loss				—				247

Adjusted EBITDA(G)				$4,539				$34,549

Net income (loss) per share:
Basic	($0.37)			$0.09	$0.11			$0.52

Diluted	($0.37)			$0.08	$0.09			$0.46

Adjusted EBITDA per share:
Basic				$0.09				$0.64

Diluted				$0.08				$0.56

Weighted average # of shares outstanding:
Basic	47,791			47,791	54,279			54,279

Diluted	54,725			54,725	61,424			61,424

(A)	The financial results presented for the period ended March 31, 2002 includes the operations of Classic Custom Vacations for 22 days as the acquisition occurred on March 9, 2002.
(B)	Merchant amounts are reported on a net basis and all prior periods have been adjusted.
(C)	Amortization of acquired goodwill and intangibles.
(D)	Non-cash stock-based compensation expense.
(E)	Non-cash marketing expense resulting from contribution by USA Networks, Inc.
(F)	Expenses associated with the merger with USA Networks, Inc., which closed on February 4, 2002.
(G)
Adjusted EBITDA is defined as adjusted net income minus net interest income and other; and plus, (1) provision for income taxes (2) depreciation and amortization of capitalized operating expenses, and (3) share of joint venture net losses.

Exhibit 2

EXPEDIA, INC.

KEY OPERATING METRICS
(In Thousands)
(unaudited)

	Mar. 31, 2001	Jun. 30, 2001	Sep. 30, 2001	Dec. 31, 2001	Mar. 31, 2002	Year-over-year	Sequential
Total gross bookings (A)	$674,000	$802,000	$723,000	$704,000	$1,107,000	64%	57%
Total Transactions (B)	1,780	2,241	2,222	2,229	3,045	71%	37%
Average monthly Media Metrix reach (C)	6,969	7,502	9,410	9,238	11,242	61%	22%
Expedia.com conversion (D)	5.7%	7.0%	5.5%	5.2%	5.8%	n/a	n/a
Expedia new purchasing customers (E)	671	904	918	870	1,316	96%	51%
Expedia cumulative purchasing customers (F)	3,603	4,507	5,424	6,264	7,610	n/a	n/a
Expedia quarterly unique purchasing customers (G)	1,007	1,336	1,393	1,383	1,874	86%	36%

(A)	Gross bookings represents the total value of travel booked through the Expedia, VacationSpot, and WWTE sites, and Classic Custom Vacations since acquisition.
(B)	Transactions represents the number of reservations and purchases transacted through the Expedia, VacationSpot, and WWTE sites, and Classic Custom Vacations since acquisition.
(C)	Average monthly Media Metrix reach represents the unduplicated reach for the Expedia and VacationSpot sites.
(D)	Conversion represents the monthly average Expedia.com unique monthly purchasers divided by the monthly average Media Metrix reach for the Expedia.com site.
(E)	Expedia new purchasing customers represents the number of new customers transacting through the Expedia sites in a quarter.
(F)	Expedia cumulative purchasing customers represents the cumulative number of customers that have ever transacted through the Expedia sites at the end of the quarter.
(G)	Expedia quarterly unique purchasing customers represents the number of unique customers transacting through the Expedia sites over the course of a quarter.

Exhibit 3

EXPEDIA, INC.

CONDENSED BALANCE SHEETS
(in thousands)
(unaudited)

	Dec. 31, 2001	Mar. 31, 2002

		(C)
Cash and cash equivalents	$238,374	$365,431
Prepaid merchant bookings (A)	8,726	22,884
Other current assets	24,841	47,464

Total current assets	271,941	435,779
Property and equipment, net	21,447	25,089
Investments and restricted deposits	12,897	19,477
Deferred tax asset	—	9,300
Goodwill and intangible assets, net	98,270	156,913

Total assets	$404,555	$646,558

Accounts payable and accrued expenses	$100,915	$169,223
Deferred merchant bookings (B)	52,965	152,840
Notes payable	—	838
Other current liabilities	1,574	2,092

Total liabilities	155,454	324,993
Stockholders’ equity	249,101	321,565

Total liabilities and Stockholders’ equity	$404,555	$646,558

(A)	Represents prepayment of merchant ticket costs to the airlines.
(B)	Represents receipt of payments from customers prior to the travel date.
(C)	Includes the Classic purchase price which was allocated to the assets acquired and liabilities assumed based on their estimated fair values. The estimated fair

Exhibit 4

EXPEDIA, INC.

FINANCIAL OUTLOOK

In a press released dated January 28, 2002, Expedia published a summary of its 2002 operating budget by quarter. Based on the first quarter’s performance and current trends, our current expectations, relative to this budget, are as follows:

Revenue

Expedia’s budgeted revenue for the year is $450 million. We expect that revenue for the full year will exceed budget by approximately $100 million or 22%. In the final three quarters of the year, we expect revenue to exceed budget by $71 million in total or by approximately 20% in each quarter.

Pre-Tax Adjusted Earnings (Comparable to Budgeted 2002 Earnings Before Non-Cash and Non-Recurring Items or “Cash Earnings”)

Expedia’s budgeted cash earnings for 2002 is $80 million. We expect that pre-tax adjusted earnings will exceed our budgeted cash earnings by $59 million, or 74%, for the full year and by $40 million, or approximately 60%, in the final three quarters in aggregate.

Provision for Income Taxes

The Company’s operating budget contains no provision for federal income tax and we continue to expect that we will not owe or pay federal income tax in 2002 due to stock-option-related tax deductions. However, we expect to record an accounting provision for income tax for 2002 of $41mm. In the next three quarters combined, we expect this provision to be approximately 34% of pre-tax adjusted earnings.

Adjusted EBITDA

Expedia’s budgeted adjusted EBITDA for the year is $91 million. We expect that adjusted EBITDA will exceed our budgeted adjusted EBITDA by $57 million, or 63%, for the full year and by $38 million, or approximately 51%, in the final three quarters in aggregate.

Quarterly Results

We expect revenue, pre-tax adjusted earnings and adjusted EBITDA to each peak in the 3rd quarter before a seasonal decline in revenue in the 4th quarter.

Average Shares Outstanding

We expect average fully diluted shares outstanding will be approximately 64 million for 2002 and approximately 66 million in the fourth quarter.

These comments are based on the expectations of Expedia as of the date of this release and we undertake no obligation to update these statements. The Company’s actual results could differ materially from those implied by these statements. These statements do not include the impact of any mergers, acquisitions or other business combinations that may be completed after April 23, 2002.